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                                                                   Exhibit 10.29

                           THREE GATEWAY OFFICE LEASE

     THIS LEASE is made this 16th day of October, 1998, by and between DMB PROPERTY VENTURES LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD"), and MESA AIR GROUP, INC., a Nevada corporation ("TENANT").

     Landlord hereby leases to Tenant and Tenant leases from Landlord for the term and upon the conditions and agreements set forth in this Lease a portion of the real property described on EXHIBIT "A", as illustrated by cross-hatching or otherwise on the plan attached as EXHIBIT "B", consisting of 21,003 rentable square feet of space (the "PREMISES") known as Suite 700 in Three Gateway (the "BUILDING") on the 7th floor. The address of the Building is 410 North 44th Street, Phoenix, Arizona 85008.

     The rentable square footage of the Premises has been measured in accordance with the most recent standards established by the Building Owners and Managers Association (BOMA) for the measurement of rentable square footage of office space.

                             1. TERM AND POSSESSION

     (a) Except as otherwise expressly provided in this Lease, the term of this Lease, and Tenant's obligation to pay rent, shall be for a period of one hundred twenty (120) months (the "LEASE TERM"), commencing on the Commencement Date. For purposes of this Lease, the COMMENCEMENT DATE shall be the earlier of
(i) sixty (60) days after the issuance of a City of Phoenix building permit, provided Landlord's construction obligations under this Lease are substantially completed, or (ii) the date upon which Tenant begins its business operation in the Premises. Upon request of either party after the term has commenced, Landlord and Tenant shall jointly execute a memorandum confirming the Commencement Date. The Anticipated Commencement Date is November 1, 1998. Notwithstanding anything to the contrary contained herein, Landlord shall allow Tenant access to the Premises at least fourteen (14) days prior to the Commencement Date ("Early Access") in order to install Tenant's equipment, furnishings and trade fixtures, it being acknowledged that any occupancy of the Premises for such purposes shall not trigger the Commencement Date or the payment of rent. Tenant shall not be entitled to Early Access unless Tenant has complied with the Early Access Indemnity Agreement, the form of which is attached hereto as Exhibit "E".

     (b) Upon the termination or expiration of this Lease or upon the termination of Tenant's right of possession, whether by lapse of time or otherwise, Tenant shall at once surrender possession of the Premises to Landlord and remove all of Tenant's property as provided in Article 10.

     (c) Tenant shall have no right to hold over after the expiration of the term of this Lease without Landlord's consent. If, with Landlord's consent, Tenant holds over after the expiration of this Lease, Tenant shall become a tenant from month to month only, upon all of the terms of this Lease except that the amount of the Base Rent shall be increased to an amount equal to 125% of the Base Rental Rate in effect immediately prior to the expiration.

     (d)  OPTION TO EXPAND
          Provided no Event of Default exists under this Lease after any applicable cure period has expired, Tenant shall have a single option ("EXPANSION OPTION") to expand the Premises into any available additional space in the Building, except any space that is subject to renewal by a current tenant, or any space that is subject to options, rights of first refusal or offer, or similar rights in effect at the time of Tenant's notice to Landlord, for a term coterminous with this Lease, on the terms set forth in this Article 1(d) and otherwise set forth in this Lease, except that the Tenant Improvement Allowance (as herein defined) shall be prorated based on the number of months remaining in the Lease Term. The Expansion Option may be exercised with one hundred twenty (120) days prior written notice to Landlord. Tenant's obligation to pay rent on the expansion space shall commence on the earlier of (i) the date upon which an architect certifies to Tenant that Landlord's construction obligations under this Lease with respect to such expansion space are substantially complete or (ii) the date upon which Tenant begins its business operation in the expansion space. Tenant acknowledges that Landlord will require a minimum of one hundred twenty (120) days after lease documents are executed to substantially complete the tenant improvements in the expansion space.

     (e)  RIGHT OF FIRST OFFER
          Provided no Event of Default exists under this Lease after any applicable cure period has expired, Tenant shall have a right of first offer to lease any contiguous available space in the Building during the initial Lease Term. If Landlord desires to offer for lease any such contiguous available space, Landlord shall so notify Tenant in writing, which notice (the "FIRST OFFER NOTICE") shall also include the

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new Base Rent amount for such space (calculated in accordance with this Article
1(e)). Tenant shall have five (5) business days following receipt of the First Offer Notice to notify Landlord of its intention to lease such space, which notice of intent from Tenant (the "NOTICE OF INTENT") shall be irrevocable. If Tenant gives such Notice of Intent, the terms of such lease with respect to the expansion space shall be the same terms and conditions as this Lease (including without limitation the same initial Lease Term expiration date and Extension
Term), except that the Base Rent for such space shall be equal to the average prevailing Base Rent per rentable square foot in the Building. Notwithstanding anything to the contrary herein, if there is less than five (5) years remaining in the initial Lease Term, then the Tenant Improvement Allowance for such contiguous space shall be prorated based on the number of months remaining in the initial Lease Term. If Tenant fails to give the Notice of Intent within five
(5) business days following receipt of Landlord's First Offer Notice, then the right set forth in this Article 1(f) shall automatically terminate and Landlord shall be free to market such space to potential tenants, with no further obligation to re-offer such space to Tenant.

     (f)  RIGHT OF FIRST REFUSAL.

          Provided no Event of Default exists under this Lease after any applicable cure period has expired, Tenant shall have a continuing right of first refusal (the "RIGHT OF REFUSAL") to lease any space on the 6th or the 8th floors of the Building which is available during the Lease Term (a "RIGHT OF REFUSAL SPACE"). Landlord shall offer any Right of Refusal Space to Tenant on the same terms and conditions as those proposed to and accepted by an interested third party (inclusive of a tenant improvement allowance, base year and rental rate) pro rated to reflect a coterminous lease. Tenant shall have two (2) business days after receipt of Landlord's written notice in which to exercise the Right of Refusal. If Tenant has not responded to Landlord within such 2-day period, then Tenant shall be deemed to have elected not to exercise the Right of Refusal. If Tenant elects not to exercise the Right of Refusal, then Landlord shall have one hundred eighty (180) days during which to execute a lease with any third party for the Right of Refusal Space at materially the same terms offered to Tenant without again offering such the Right of Refusal Space to Tenant. Notwithstanding anything to the contrary herein, if Tenant exercises its Right of First Refusal prior to June 30, 1999, the terms shall be on the same terms and conditions as set forth in this Lease.

     The parties acknowledge and agree that if Tenant exercises any of the options set forth above, this Lease shall be amended, as of the date of the exercise of option to reflect the exercise of such option. Notwithstanding anything set forth herein to the contrary, if Tenant exercises the Right of First Refusal, Right of First Offer or Option to Expand during months 85 to 120 of the Lease Term, then Tenant also must exercise its Option to Extend by the Option Exercise Date as set forth in Article 1(g) hereof.

     (g)  OPTION TO EXTEND.

          Provided no Event of Default exists under this Lease after any applicable cure period has expired, Tenant shall have the option to extend the Lease Term for two (2) additional terms of sixty (60) months each (each such term to be referred to herein as an "EXTENSION TERM"). Tenant shall exercise each option by giving Landlord notice (the "OPTION EXERCISE NOTICE") of exercise no earlier than three hundred sixty-five (365) days and no later than one hundred eighty (180) days prior to the expiration date of the Initial Lease Term or the then-expiring Extension Term, as applicable (the "OPTION EXERCISE DATE"). If Tenant elects to extend the Initial Lease Term or any Extension Term of this Lease, such Extension Term shall be upon and subject to all of the terms, covenants and conditions of this Lease, except:

          The Base Rent per rentable square foot during each Extension Term shall be the greater of (a) the Base Rent per rentable square foot in effect immediately prior to the expiration of each Extension Term or (b) a rate equal to ninety-five percent (95%) of the average prevailing Base Rent per rentable square foot in the Building (on leases with a five (5) year term) for all new leases executed during the six (6) month period immediately preceding the Option Exercise Notice ("COMPARABLE LEASES"). If there were no leases executed in the Building during such six (6) month period, then Comparable Leases in the twelve
(12) months prior to the date of the Option Exercise Notice will be used to determine the average prevailing Base Rent per rentable square foot in the Building. The average prevailing Base Rent shall be reduced by concessions then being offered or granted by Landlord to tenants in the Building, including free or deferred rents and moving allowances, and tenant improvement allowances for renewing Tenants only. Upon request by Tenant, not less than thirty (30) days prior to the Option Exercise Date, prior to the expiration of the Lease Term, Landlord shall give Tenant notice of the average prevailing Base Rent per rentable square foot. If Tenant fails to exercise its option to extend hereunder by the Option Exercise Date, then the option set forth in this Article 1(g) shall automatically terminate and Landlord shall be free to market the Premises to potential tenants.

          Refurbishment Allowance. Landlord will provide a refurbishment allowance of $3.00 per usable square foot at the beginning of each Extension Term.

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     (h)  OPTION TO TERMINATE.

          Notwithstanding anything to the contrary in this Lease, Tenant shall have the option to terminate this Lease, effective as of the end of the sixtieth
(60th) month of the Lease Term, on the terms set forth in this Article 1(h). To exercise such option, Tenant shall give notice to Landlord of such termination no later than the end of the forty-eighth (48th) month of the Lease Term, which notice shall be irrevocable. If such notice is given, Tenant shall pay to Landlord no later than thirty (30) days prior to the termination date, as consideration for exercise of this termination right, an amount equal to the unamortized amount of tenant improvement costs and that portion of the leasing commissions attributable to the second five (5) year period of the Lease Term, plus at a return of 12% per annum on such amounts. If Tenant fails to give timely notice to Landlord of such termination in accordance with this Article 1(h), Tenant shall be conclusively deemed to have forever waived such right to terminate this Lease.

                                    2. RENT

     (a) Base Rent. Tenant shall pay to Landlord during the term of this Lease at the office of Landlord or at such other place as Landlord may designate, without notice, demand, deduction or set-off, in equal monthly installments in advance on the first day of each calendar month, Base Annual Rent in the amount of:

Years 1 - 3 $23.00 per rentable square foot per year $483,069.00 annually; $40,255.75 monthly
Years 4 - 7 $25.00 per rentable square foot per year $525,075.00 annually; $43,756.25 monthly
Years 8 - 10 $27.00 per rentable square foot per year $567,081.00 annually; $47,256.75 monthly

In the event the Commencement Date does not occur on the first day of a calendar month, Tenant shall pay rent on the Commencement Date for the fractional month on a pro rata basis.

     (b) Nature of Payments. All sums required to be paid by Tenant under this Lease, whether or not so designated, are rent.

     (c) Late Charges and Interest. Any amount due from Tenant to Landlord which is not paid when due shall bear interest at three percent (3%) in excess of the prime rate as established from time to time by Bank One or its successor in interest (the "Default Rate") from the due date until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition, any rent or other payment not paid within ten (10) days of its due date shall be subject to five percent (5%) late charge representing the additional costs and burdens of special handling. Notwithstanding anything to the contrary contained herein, if payment of any monetary obligation payable hereunder is received late more than twice in any twelve (12) month period, then Tenant shall have ten (10) days after notice of non-payment is received to cure such late payment before the late fee is assessed.

                       3. SECURITY DEPOSIT AND GUARANTIES

     Concurrently with the execution of this Lease, Tenant shall guaranty their performance by posting a Letter of Credit in the form of Exhibit "F", in the amount of $400,000. The Letter of Credit shall be released at the end of the second (2nd) year of the Lease Term, provided that no Event of Default exists after any applicable cure period has expired, and no Event of Default has ever existed after any applicable cure period has expired under any provision of this Lease.

                                     4. USE

     (a) Tenant shall not use or occupy the Premises for any purpose other than general office purposes without Landlord's prior written consent. Tenant shall maintain, at all times, an average density no greater than one (1) person for each two hundred (200) rentable square feet of the Premises.

     (b)  Tenant shall:

          (i) Not use or permit upon the Premises anything that would invalidate any policies of insurance now or hereafter carried on the Premises or that will increase the rate of insurance on the Premises or the Building;

          (ii) Pay all additional insurance premiums which may be caused by any use which Tenant shall make of the Premises other than the permitted use described in 4(a) above;

          (iii) Not in any manner deface or injure the Premises other than ordinary wear and tear

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and damage caused by a casualty or overload any floor of the Premises;

          (iv) Not do anything or permit anything to be done upon the Premises in any way creating a nuisance, or unreasonably disturbing any other lessee in the Building or injuring the reputation of the Building, including, without limitation, the playing of music audible outside the Premises and the placement of signs in or displayed through any window or door;

          (v)     Intentionally omitted;

          (vi)    Not use the Premises for lodging or sleeping purposes;

          (vii) Not commit or suffer to be committed any waste upon the Premises;

          (viii) Not violate any recorded restriction or covenant affecting the Building, nor use the Premises for any purpose which would be in violation of any exclusive rights or use granted to other tenants in the Building. Landlord shall not grant exclusive rights which would prohibit Tenant from using the Premises for the purposes stated in Article 4(a) above.


     (c) Tenant, at Tenant's expense, shall comply with all present and future federal, state and local laws, ordinances, orders, rules and regulations (collectively, "LAWS"), and shall procure all permits, certificates, licenses and other authorizations required by applicable Law relating to Tenant's business or Tenant's use or occupancy of the Premises or Tenant's activities on the Premises. Tenant shall make all reports and filings required by applicable Laws. Tenant shall defend, indemnify and hold harmless Landlord and Landlord's present and future officers, directors, employees, partners and agents from and against all claims, demands, liabilities, fines, penalties, losses, costs and expenses, including but not limited to costs of compliance, remedial costs, and reasonable attorneys' fees, arising out of or relating to any failure to Tenant to comply with applicable Laws. Without limiting the foregoing, Tenant shall comply with all applicable Laws relating to environmental matters, and shall defend, indemnify and hold harmless Landlord and Landlord's present and future officers, directors, employees, partners and agents from and against all claims, demands, liabilities, fines, penalties, losses, costs and expenses, including but not limited to costs of compliance, remedial costs, clean-up costs and reasonable attorneys' fees, arising from or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or hazardous or toxic material, substance or matter from, on or at the Premises or the Building as a result of any act or omission on the part of Tenant. Tenant's indemnification obligations shall survive the expiration or termination of this Lease.

Landlord, at Landlord's expense, shall comply with all present and future federal, state and local laws, ordinances, orders, rules and regulations (collectively, "LAWS") applicable to this Lease, and shall procure all permits, certificates, licenses an other authorizations required by applicable Laws relating to Landlord's business. Landlord shall make all reports and filings required by applicable all Laws. Landlord shall defend, indemnify and hold harmless Tenant and Tenant's present and future officers, directors, employees, partners and agents for, from and against all claims, demands, liabilities, fines, penalties, losses, costs and expenses, including but not limited to costs of compliance, remedial costs, and reasonable attorneys' fees, arising out of or relating to any failure of Landlord to comply with applicable Laws. Without limiting the foregoing, Landlord shall comply with all Laws relating to Hazardous Materials and shall defend, indemnify and hold harmless Tenant and Tenant's present and future officers, directors, employees, partners and agents for, from and against all claims, demands, liabilities, fines, penalties, losses, costs and expenses, including but not limited to costs of compliance, remedial costs, clean-up costs and reasonable attorneys' fees, arising from or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Materials from, on or at the Premises or the Building as a result of any act or omission on the part of Landlord. Landlord's indemnification obligations shall survive the expiration or termination of this Lease.


                                    5. TAXES

     (a) Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon Tenant's fixtures, furnishings, equipment and other personal property located in or upon the Premises. Tenant shall cause the fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of which the Premises form a part. In the event any or all of Tenant's fixtures, furnishings, equipment and other personal property shall be assessed and taxed with the real property, Tenant shall pay to Landlord Tenant's share of the taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of the taxes applicable to Tenant's personal


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property.


     (b) Tenant shall, simultaneously with the payment of any sums required to be paid under this Lease as rent, additional rent or otherwise, reimburse Landlord for any sales, use, rental, transaction privilege or other excise tax imposed or levied on, or measured by, the amount paid.

                        6. PARKING AND COMMON USE AREAS

     All parking areas, parking structures, access roads, driveways, pedestrian sidewalks and ramps, landscaped areas, drainage facilities, exterior lighting, signs, courtyards, corridors, elevators (if any), entryways, public restrooms, and other areas and improvements provided by Landlord for the general use in common of tenants, their officers, agents, employees, customers and other invitees (all of which are referred to as "COMMON FACILITIES") shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to modify, enlarge or eliminate common facilities and to establish, modify and enforce reasonable rules and regulations with respect thereto. Without limiting the foregoing, Landlord may designate separate or combined parking areas for visitors, tenants and employees.

     Landlord agrees at all time during the Lease Term to provide the following parking spaces to Tenant at their associated monthly costs:

thirteen (13)      covered reserved spaces in the parking structure adjacent to the Building free of charge for the Lease Term,
sixty-four (64)    covered unreserved spaces free of charge in years 1-3 of the
                   Lease Term, and at $30.00 per space per month in years 4-10 of the Lease Term, and
twenty-nine (29)   uncovered unreserved spaces free of charge for the Lease
                   Term.

Landlord shall determine the location of said spaces and may re-assign said spaces from time to time, as Landlord deems necessary.

     If tenant exercises its option(s) to expand hereunder, Landlord shall provide parking for any such expansion space at the following ratios and associated monthly rates:


covered reserved       .51 spaces per 1,000 usable square feet at $40.00 per
                       space per month
covered unreserved     2.54 spaces per 1,000 usable square feet at $30.00 per
                       space per month
uncovered unreserved   .81 spaces per 1,000 usable square feet at $20.00 per
                       space per month


             7. OPERATING COSTS, REAL PROPERTY TAXES AND UTILITIES


     (a) Tenant shall pay Tenant's pro rata share of all of the Building's operating cost, but only to the extent the Building's operating cost exceeds the actual operating costs incurred in the calendar year 1998 (the "EXPENSE STOP"). The Building's operating cost consists of those costs and expenses directly associated with managing, operating, maintaining and repairing the office building containing the Premises and the associated parking facilities, grounds and common facilities, including all electrical, heating, ventilating, air conditioning, plumbing and other building systems; exterior and interior water features; utilities; fire and extended coverage insurance; window cleaning; janitorial services; energy management costs; real property taxes and general and special assessments; assessments and other amounts legally payable to the property owner's association created under the restrictive covenants to which the Building is subject; wages, salaries and employee benefits of persons performing services in connection with the Building; parking lot and parking structure sweeping, sealing, patching, restriping, repair and maintenance; property management fees not to exceed five percent (5%) of gross revenues; public liability and property damage insurance; supplies, materials, tools, parts, and equipment; equipment rental charges; bookkeeping, accounting, legal and other professional charges and expenses; fees for permits and licenses; administrative expenses; taxes other than real property taxes; service and maintenance contracts; signage; and landscaping.

Notwithstanding the foregoing, the Building's operating costs shall not include the following:

(i) Any costs or expenses for which Landlord is reimbursed or indemnified (whether by an insurer, condemnor, tenant or otherwise);
(ii) Overhead and administrative costs of Landlord not directly incurred in the operation and maintenance of the Building;
(iii) Depreciation or amortization of the Building or its contents or components;
(iv) Capital expenditures, except those incurred for the reduction of operating costs;
(v) Expenses for the preparation of space or other work which Landlord performs for any tenant or prospective tenant of the Building;
(vi) Expenses for repairs or other work which is caused by fire, windstorm, casualty or any other insurable occurrence, except costs subject to Landlord's insurance deductible;
(vii) Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commissions, legal expenses, advertising or promotion;



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(viii)    Legal expenses incurred in enforcing the terms of any lease;
(ix) Interest, amortization or other costs, including legal fees, associated with any mortgage, loan or refinancing of the Building or any common areas;
(x) Expenses incurred for any necessary replacement of any item to the extent that it is covered under warranty;
(xi) The cost of any item or service which Tenant separately reimburses Landlord or pays to third parties, or that Landlord provides selectively to one or more tenants of the Building, other than Tenant, whether or not Landlord is reimbursed by such other tenant(s). This category shall include the actual cost of any special electrical, heating, ventilation or air conditioning required by any tenant that exceeds normal building standards or is required during times other than the business hours stated in this Lease;
(xii) Accounting and legal fees relating to the ownership, construction, leasing, sale or any litigation relating to the Building, or any common areas;
(xiii) Any interest or penalty incurred due to the late payment of any operating costs;
(xiv) The cost of correcting defects in the construction of the Building or any common areas; provided, however, that repairs resulting from ordinary wear and tear shall not be deemed to be defects;
(xv) The initial cost of tools and small equipment used in the operation and maintenance of the Building, and any common areas which exceeds the cost of $1,000 per year in the aggregate;
(xvi) The initial cost or the replacement cost of any permanent landscaping or the regular landscaping maintenance for any property other than the land upon which the Building is located, unless associated with fees or charges arising from or in connection with any governing association or the vested owners for the Building;
(xvii) The cost of correcting any applicable building or fire code violation(s) or any other applicable law relating to the Building, or any common areas, or the cost of any penalty or fine incurred for noncompliance with the same;
(xviii) Any costs incurred to test, survey, cleanup, contain, abate or remove any environmental or hazardous waste or materials, including asbestos containing materials from the Building or any common areas or to remedy any breach or violation of any environmental laws;
(xix) Any personal property taxes of the Landlord for equipment or items not used directly in the operation or maintenance of the Building, nor connected therewith;
(xx) All expenditures pertaining to administration of the Building or any common areas including payroll and payroll-related expenses associated with administrative and clerical personnel; general office expenditures; other administrative expenditures (including expenditures for travel, entertainment, dues, subscriptions, donations, data processing, errors and omissions insurance, automobile allowances, political donations and professional fees of any kind) unless specifically enumerated as the Building's operating costs;
(xxi) Rentals and other related expenses, if any, incurred in leasing capital items;
(xxii) Any costs or expenses for sculpture, paintings, or other works of art, including, costs incurred with respect to the purchase, ownership or leasing of such works of art;
(xxiii)   Contributions to operating costs reserves;
(xxiv) The cost of overtime or other expense to Landlord in performing work expressly provided in this Lease to be borne at Landlord's expense;
(xxv) All expenses directly resulting from the negligence or willful misconduct of the Landlord, its agents, servants or other employees;
(xxvi)    All bad debt loss, rent loss, or reserve for bad debt or rent loss;
(xxvii) Any amount paid to an entity related to Landlord which exceeds the amount that would be paid for similar goods or services on an arms-length basis between unrelated parties;
(xxviii) Salaries of employees above the grade of building superintendent, building manager or property manager;
(xxix) The portion of employee expenses which reflects that portion of such employee's time which is not spent directly and solely in the operation of the property;
(xxx)     Business interruption insurance and rental value insurance;
(xxxi) The operating expenses incurred by Landlord relative to retail stores, hotels and any specialty service in the Building or on the property, except to the extent that such uses share in the cost of operating expenses of the Building or property; and
(xxxii) Property management fees exceeding five (5%) of gross revenues, provided that the Expense Stop shall include property management fees calculated at the same rate as the year for which the tenant is being assessed.

          On the first day of each month Tenant shall pay a monthly advance charge on account of Tenant's pro rata share of the Building's operating cost in excess of the Expense Stop. The amount of the monthly charge shall be established by Landlord and may be adjusted from time to time by Landlord to reflect Landlord's estimate of current and anticipated cost. Within 120 days after the end of each fiscal year as established for the Building by Landlord, Landlord shall provide to Tenant a reasonably detailed summary of the actual operating costs showing Tenant's actual share and the amount by which Tenant has overpaid or


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underpaid. Any overpayment shall be credited to Tenant's account. Any deficiency shall be payable within ten (10) days after receipt of the statement. In the alternative, Landlord may, at its option during all or part of the Lease Term, bill Tenant for its pro rata share of operating cost in excess of the Expense Stop, in arrears, based on actual costs as they are incurred, in which case Tenant shall pay the invoice within ten (10) days after receipt.

     (b) Tenant's Right to Audit. Tenant shall have the right, at its own cost and expense, to audit and/or inspect Landlord's records at the location of Landlord's financial records, not more that once in any Lease year, with respect to Operating Costs, Real Property Taxes and Utilities payable by Tenant under this Lease for any Lease year. Tenant shall give Landlord not less that thirty
(30) days written notice of its intention to conduct any such audit. If such audit discloses that the amount paid by Tenant as operating costs for the Lease years under consideration has been overstated by more than three percent (3%), then, in addition to rebating to Tenant the overcharge, Landlord shall also reimburse Tenant for the reasonable costs incurred by Tenant in conducting the audit and/or inspection.

     (c) Tenant's pro rata share of the Building's operating cost shall be that proportion that the rentable area of the Premises bears to the total rentable area of all rentable area in the Building. The operating cost for the fiscal year in which this Lease commences or terminates shall be apportioned so that Tenant shall not be responsible for costs that relate to periods prior to or subsequent to the term of this Lease except any period of holding over. Rentable area shall be measured according to BOMA standards as approved July 31, 1980.

     (d) Tenant shall be solely responsible for the cost of any heating, ventilation or air conditioning provided to the Premises at Tenant's request outside of normal business hours, measured at an hourly rate reasonably established by Landlord and billed to Tenant from time to time by Landlord. Normal business hours for the Building are from 7:00 a.m. to 6:00 p.m. on Monday through Friday, and 8:00 a.m. to 12:00 p.m. on Saturday, excluding holidays.

"Excess Consumption" means the consumption of electrical current, heat or cooling in excess of that which would be provided to the Premises other than during the foregoing business hours. If Tenant shall require water, heating, cooling, air or electric current which will result in Excess Consumption, Tenant shall first procure the consent of Landlord to the use thereof, and Landlord may cause separate meters to be installed to measure Excess Consumption or establish another basis for determining the amount of Excess Consumption. Tenant covenants and agrees to pay for the cost of the Excess Consumption based on Landlord's actual cost, plus any additional expense incurred in installing meters or keeping account of the Excess Consumption, at the same time as payment of the Base Rent is made. Tenant further agrees to pay Landlord the cost, if any, to upgrade existing mechanical, electrical, plumbing and air facilities, if required to provide Excess Consumption, upon receipt of a statement therefor. Excess Consumption costs will not be an Operating Cost for purposes of Article 7.

                    8. CONSTRUCTION, DELIVERY, AND CONDITION

     (a) If delivery of possession of the Premises to Tenant is delayed beyond the anticipated Commencement Date because of a delay in the completion of construction of the Premises by Landlord or because of a failure of an existing tenant to surrender possession of the Premises to Landlord, then this Lease shall remain in full force and effect, Landlord shall not be liable to Tenant for any damage occasioned by delay, and the Commencement Date shall be changed to the date actual delivery of possession to Tenant is effected. Notwithstanding the foregoing, if delivery of possession is delayed more than sixty (60) days after the anticipated Commencement Date as set forth in Article 1(a), Tenant, by written notice to Landlord, may terminate this Lease prior to taking possession, and upon such termination any security deposit shall be refunded and both Landlord and Tenant shall be released of all further obligation.

     (b) Landlord shall construct improvements in the Premises in accordance with the plans and specifications attached as or identified in EXHIBIT "C". If no EXHIBIT "C" is attached, Tenant accepts the Premises AS IS. Landlord has no obligation to design or construct improvements or to make alterations in the Premises except as specifically set forth in EXHIBIT "C". Tenant shall pay to Landlord upon the Delivery Date the amount by which the cost of the work performed by Landlord exceeds $10.00 per usable square foot (the "TENANT IMPROVEMENT ALLOWANCE"), and shall pay, in addition, for any increases in costs resulting from changes in the approved plans and specifications made at Tenant's request, provided Tenant has approved in advance of such cost increases. The cost of the work performed shall include all aspects of the improvements, including but not limited to, all architectural (including space planning), engineering, and permit fees, corridor and directory signage, actual construction labor and materials, contractors general conditions, overhead and profit, and Landlord's prestocked materials. Tenant shall make said payment, if any, to Landlord within ten (10) business days after receipt of Landlord's invoice for said payment. Any changes in the approved plans and specifications shall be subject to approval by both Landlord and Tenant.

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Any defects in construction performed by Landlord shall automatically be waived unless specified in a written punchlist delivered to Landlord within ten (10) days after Tenant takes possession. Landlord shall promptly correct all defects set forth in the punchlist.

     (c) Moving Allowance. If there remains any unused Tenant Improvement Allowance up to $20,000, Tenant may use such amount for relocation costs. Landlord will reimburse Tenant for its out-of-pocket relocation costs within thirty (30) days after the Commencement Date and copies of paid receipts provided to Landlord.

     (d) 7th Floor Elevator Lobby and Common Corridors. On or before the Commencement Date, Landlord will, at its sole cost and expense, replace the 7th Floor elevator lobby and common corridor carpet and wallcovering with building standard finishes and repaint the painted portions of the 7th Floor elevator lobby and common corridor ceiling.

                           9. REPAIR AND MAINTENANCE

     (a) Tenant shall maintain the interior of the Premises in good condition and repair except that Landlord shall provide normal janitorial service five nights per week. If Tenant does not perform necessary repairs and maintenance, Landlord may, but need not, make necessary repairs and replacements, and Tenant shall pay Landlord the cost upon demand.

     (b) Subject to the provisions of Article 7, Landlord shall repair and maintain the common facilities, all building systems (electrical, heating, ventilation, air conditioning and plumbing), plate glass, and the roof, exterior and structural elements of the Building, and shall provide normal janitorial services. Landlord shall not be responsible to make any repairs or perform any maintenance unless written notice of the need for such repairs or maintenance is given by Tenant. In the event that any repair that is Landlord's obligation is not performed by Landlord as soon as possible but in all events within ten (10) days of written notice from Tenant, then Tenant may perform such repair at Landlord's cost and Landlord shall reimburse Tenant for such cost within thirty (30) days after receipt of a paid invoice from Tenant. Except in the case of a fire or casualty as provided in Article 13, there shall be no abatement of rent and no liability of Landlord by reason of any entry to the Premises, interruption of services or facilities, temporary closure of common facilities, or interference with Tenant's business arising from the making of any repairs or maintenance.

     Landlord shall not be liable for damages or otherwise in the event of any failure or interruption of any utility or service supplied to the Premises or Building by a regulated utility or municipality and no such failure shall entitle Tenant to terminate this Lease. Tenant shall be entitled to a prorata abatement of rent resulting from an interruption of utility or service supplied to the Premises or Building that is within Landlord's control if and only if Tenant is unable to conduct its business in the Premises or any applicable portion thereof for a period of more than five (5) consecutive days after notice has been given to Landlord of such interruption; Tenant shall not be entitled to any abatement for interruption of utility or service resulting from force majeure events.

                     10. ALTERATIONS AND PERSONAL PROPERTY

     Tenant shall not make or suffer to be made any alterations, additions or improvements to the Premises, which require a building permit, including signs, without the prior written consent of Landlord, which shall not unreasonably be withheld. Landlord may reasonably condition its consent upon provision of a payment bond, in amount and form reasonably satisfactory to Landlord, covering the work to be done by Tenant's contractor. Except at expressly provided herein, any alterations, additions or improvements to the Premises, including signs, but not including movable furniture and trade fixtures, shall upon installation become a part of the realty and belong to Landlord. Tenant shall not install any antenna, satellite dish or other fixture or equipment on the roof or in the common facilities, except as provided in Article 22 herein. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, they shall be made by Tenant at Tenant's sole cost and expense and any contractor or person selected by Tenant to perform the work must first be approved in writing by Landlord, which approval shall not be unreasonably withheld. Tenant shall not permit any mechanic's or materialmen's lien to stand against the Premises for any labor or materials provided to the Premises by any contractor or other person hired or retained by Tenant. Tenant shall cause any such lien to be discharged (by bonding or otherwise) within ten
(10) days after demand by Landlord, and if it is not discharged within ten (10) days, Landlord may pay or otherwise discharge the lien and immediately recover all amounts so expended from Tenant as additional rent. Upon the expiration or sooner termination of the term of this Lease or of Tenant's right to possession, Tenant shall remove all of its movable furniture and trade fixtures, and, if requested by Landlord, at Tenant's sole cost and expense, forthwith remove any alterations, additions or improvements made by Tenant which are designated by Landlord to be removed at such time as they are approved by Landlord.

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Tenant shall, forthwith at its sole cost and expense, repair any damage to the
Premises caused by such removal and restore the Premises to a condition reasonably comparable to their condition at the commencement of the Lease.

     Notwithstanding any provision to the contrary in this Lease, Tenant will, at its sole cost and expense, remove the UPS system and phone switch upon the expiration or sooner termination of this Lease, and repair any damage to the Premises caused by such removal.

                    11. CERTAIN RIGHTS RESERVED BY LANDLORD

Landlord shall have the right:

          (i) To change the Building's name or street address, provided that it is not changed to the name of any other airline company which conducts the same or substantially the same business as being conducted by Tenant from the Premises and Landlord reimburses Tenant for its reasonable actual out-of-pocket costs resulting from any such change;

          (ii) Upon reasonable prior telephonic or personal notice to Tenant, except in the case of an emergency, to enter the Premises either personally or by designated representative at all reasonable times for the purpose of examining or inspecting the same, and showing the same to prospective purchasers; or during the last twelve (12) months of the Lease Term, to exhibit the Premises to prospective lessees. Landlord may not enter the System Dispatch Area, see Exhibit B, without being accompanied by a Tenant representative, except in the case of an emergency;

          (iii) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted under
Article 4.

              12. DAMAGE TO PROPERTY; INJURY TO PERSONS; INSURANCE

     (a) Tenant shall defend, indemnify and hold Landlord harmless from any and all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in the Premises except to the extent caused by Landlord, its agents, employees or contractors. Tenant shall further defend, indemnify and hold Landlord harmless from any and all claims arising from any breach or default in the performance of this Lease by Tenant, or arising from any act or negligence of Tenant, or of its agents or employees, and from all costs, attorneys' fees, expenses and liabilities incurred as a result of any such claim. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon, or about the Premises from any cause, except to the extent caused by Landlord, its agents, employees or contractors, and Tenant hereby waives all claims in respect thereof against Landlord, unless caused by Landlord, its agents, employees or contractors. Landlord shall not be liable for loss of or damage to any property by theft or otherwise, or for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of any building or from the pipes, appliances or plumbing works therein, or from the roof, street or subsurface, or from any other place resulting from dampness or any other cause whatsoever unless Landlord was negligent. Landlord shall not be liable for interference with the natural light. Tenant shall give immediate notice to Landlord of any fire, accident or defect discovered with the Premises.

     (b) Tenant shall maintain fire and extended coverage insurance throughout the term of this Lease in an amount equal to one hundred percent of the replacement value of Tenant's fixtures, equipment and other personal property located on the Premises together with such other commercially reasonable insurance as may be required by Landlord's lender or by any government agency. All proceeds of Tenant's policy of fire and extended coverage insurance shall be payable to Tenant, and all proceeds of policies of insurance procured by Landlord shall be payable to Landlord. Tenant hereby waives any right to recovery from Landlord and Landlord hereby waives any right of recovery from Tenant for any loss or damage (including consequential loss) resulting from any of the perils insured against in the standard form fire insurance policy with extended coverage endorsement. During the term of this Lease, the Tenant shall, at Tenant's expense, maintain general public liability insurance against claims for personal injury, death or property damage occurring in, upon or about the Premises or in the common areas. The limitation of liability of such insurance shall be not less than One Million Dollars in respect to injury or death of one person and to the limit of not less than One Million Dollars in respect to any one accident and to the limit of not less than Five Hundred Thousand Dollars in respect to property damage. All of Tenant's policies of liability insurance shall name Landlord as an additional insured, and all policies of insurance or copies thereof required to be carried by Tenant under this Article 12 shall be delivered to Landlord prior to the Commencement Date and thereafter at least thirty days prior to the expiration of the then current policies.

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                                       9
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Each policy shall contain an endorsement prohibiting cancellation or non-renewal without at least 30 days prior notice to Landlord.

                             13. FIRE AND CASUALTY

     If the Premises are wholly or partially destroyed or damaged by fire or other casualty, Landlord shall restore the Premises with reasonable diligence; provided, however, that Landlord shall have no obligation to restore improvements not originally provided by Landlord or to replace any of Tenant's fixtures, furnishings, equipment or personal property. Tenant shall promptly replace and restore all of Tenant's fixtures, furnishings and equipment damaged or destroyed by the casualty. Landlord need not commence repairs until insurance proceeds are available. Proceeds of insurance payable with respect to a fire or other casualty shall be received and held by Landlord. In the event all of the Premises are destroyed or damaged by any fire or casualty and in Landlord's reasonable estimation restoration will require more than ninety days, then either Landlord or Tenant shall have the option to terminate this Lease by giving notice to the other. If a fire or casualty occurs within the last three years of the Lease Term (as extended by any renewal or extension options which have been exercised), or if any portion of the Building other than the Premises is damaged or destroyed by fire or casualty and restoration is expected to require in excess of 45 days, then Landlord may by written notice to Tenant terminate this Lease, provided that Landlord terminates the leases of all other similarly affected tenants. In any case, Landlord shall retain all insurance proceeds paid under Landlord's insurance policies and Tenant shall retain all insurance proceeds paid under Tenant's insurance policies. If this Lease is not terminated as provided above, this Lease shall continue in full force and effect, but rent shall abate until the restoration is substantially complete. The provisions of this Lease shall govern when this Lease shall be terminable as a result of a fire or casualty, and no other rule or statue on the subject shall apply.

                                14. CONDEMNATION

     In the event any portion of this Building shall be appropriated or taken under the power of eminent domain, this Lease shall terminate and expire as of the date Tenant is required to vacate the Premises, or, if no portion of the Premises is taken, as of the date designated in a notice from Landlord establishing the date of closure of the Building, provided that Landlord terminates the leases of all other similarly affected tenants. If any portion of the common facilities, excluding the Building, is appropriated or taken under the power of eminent domain, this Lease shall not terminate. All awards or compensation for any taking of any part of the Premises or the Building or common facilities, whether payable to Landlord or Tenant, shall be the sole property of Landlord. Notwithstanding anything to the contrary in this Article, Tenant shall be entitled to receive any portion of an award of compensation relating to damage to or loss of trade fixtures or other personal property belonging to Tenant, and Landlord shall be under no obligation to restore or replace any of Tenant's furnishings, fixtures, equipment and personal property not included in the tenant improvements. For the purposes of this Article 14, a voluntary sale or conveyance in lieu of condemnation shall be deemed an appropriation or a taking under the power of eminent domain.

                15. ASSIGNMENT and SUBLETTING; SALE BY LANDLORD

     (a) Tenant shall not, either voluntarily or by operation of law, assign, hypothecate or transfer this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be occupied by anyone other than Tenant or Tenant's employees, without the Landlord's prior written consent, which shall not be unreasonably withheld. Landlord shall be under no obligation to give or withhold consent until all information reasonably required by Landlord has been provided. No hypothecation, assignment, sublease or other transfer to which Landlord has consented shall be effective for any purpose until such time as fully executed documents of such transaction have been provided to Landlord, and, in the case of an assignment, the assignee has attorned directly to Landlord, and in the case of a sublease, the sublessee has acknowledged that the sublease is subject to all of the terms and conditions of this Lease. Any assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Article 15 shall be voidable and shall, at the option of Landlord, terminate this Lease. The consent by Landlord to an assignment or subletting shall not relieve Tenant from obtaining the express written consent of Landlord to any further assignment or subletting or release Tenant from any liability or obligation, whether or not then accrued. Except as provided in this Article, this Lease shall be binding upon and inure to the benefits of the successors and assigns of the parties.

     Affiliate. Landlord's consent shall not be required with respect to (i) any assignment resulting from a consolidation, merger or purchase of substantially all of Tenant's assets, (ii) any assignment or sublease to a person who wholly owns Tenant or who wholly owns the person who wholly owns Tenant (either of which shall be referred to as a "Parent"), or to a person who is wholly owned by Tenant or a Parent, or is wholly owned by a person who is wholly owned by Tenant or a Parent, of (iii) any firm which acquires, is acquired by, or merges with, Tenant. Tenant, however, shall notify Landlord of

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                                                                       Initials
such assignment or sublease within ten (10) days of entering into the agreement with the Affiliate.

     Recapture Right. Landlord shall have rights to recapture the Premises in the event of a sublease of the entire Premises, or to terminate the Lease in the event of an assignment by Tenant, which is not in compliance with the assignment and subletting provisions of the Lease.

     (b) In the event of a sale or conveyance by Landlord of the Premises, Landlord shall be relieved of all future liability upon any of the covenants or conditions, express or implied, in favor of Tenant, and Tenant shall to look solely to Landlord's successor in interest provided Landlord's successor in interest assumes the Lease. This Lease shall not be affected by any sale, and Tenant shall attorn to the successor in interest. If any security deposit has been made by Tenant, the successor in interest shall be obligated to return it in accordance with the terms hereof and Landlord shall be discharged from any further liability in reference thereto.

                            16. ESTOPPEL CERTIFICATE

     (a) Either party shall at any time and from time to time upon not less then fifteen (15) days prior written notice from the other party execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any; (ii) acknowledging that there are not, to such parties knowledge, any uncured defaults on the part of the requesting party hereunder, or specifying such defaults if they are claimed; and (iii) certifying such other matters relating to this Lease as the requesting party may reasonably request. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

     (b) Tenant's failure to deliver a statement within the time prescribed shall constitute a material default by Tenant under this Lease and shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rental has been paid in advance.

                            17. LANDLORD'S REMEDIES

     (a)  Only the following shall constitute Events of Default by Tenant:

          (i) Tenant's failure to pay rent or any other amount due under this Lease within ten (10) days after notice of nonpayment. Notwithstanding anything to the contrary contained herein, Landlord shall only give Tenant notice of non-payment and ten (10) days from receipt of such notice to cure such non-payment once in any twelve (12) month period before assessing any late fees and/or interest.

          (ii) Tenant's failure to execute, acknowledge and return an estoppel certificate under Article 16 or a subordination agreement under Article 19, within fifteen (15) days after request.

          (iii) Tenant's failure to comply with the insurance provisions under this Lease within fifteen (15) days after written notice.

          (iv) Tenant's failure to perform any other obligation under this Lease within thirty (30) days after notice of nonperformance; provided, however, that if the breach is of such a nature that it cannot be cured within thirty (30) days, Tenant shall be deemed to have cured if cure is commenced promptly and diligently pursued to completion; and provided further, that in the event of a breach involving an imminent threat to health or safety, Landlord may in its notice of breach reduce the period for cure to such shorter period as may be reasonable under the circumstances.

          (v) Tenant abandons the Premises except temporary absence excused by reason of fire, casualty, or other cause wholly beyond Tenant's control.

     (b) Upon the occurrence of an Event of Default, Landlord, at any time thereafter without further notice or demand may exercise any one or more of the following remedies concurrently or in succession:

          (i) Terminate Tenant's right to possession of the Premises by legal process or otherwise, with or without terminating this Lease, and retake exclusive possession of the Premises.

          (ii) From time to time relet all or portions of the Premises, using reasonable efforts to


                                                                     [ILLEGIBLE]
                                                                      INITIALS
mitigate Landlord's damages. In connection with any reletting, Landlord may relet for a period extending beyond the term of this Lease and may make alterations or improvements to the Premises without releasing Tenant of any liability. Upon a reletting of all or substantially all of the Premises, Landlord shall be entitled to recover all of its then prospective damages for the balance of the Lease Term measured by the difference between amounts payable under this Lease and the anticipated net proceeds of reletting. In no event shall Tenant be entitled to receive any amount representing the excess of avails of reletting over amounts payable hereunder.

          (iii) From time to time recover accrued and unpaid rent and damages arising from Tenant's breach of the Lease, regardless of whether the Lease has been terminated, together with applicable late charges and interest at the Default Rate.

          (iv) Recover all attorneys' fees and other costs and expenses incurred by Landlord in connection with enforcing this Lease, recovering possession, reletting the Premises or collecting amounts owed.

          (v) Perform the obligation on Tenant's behalf and recover from Tenant, upon demand, the entire amount expended by Landlord plus 10% for special handling, supervision, and overhead.

          (vi)      Pursue other remedies available at law or in equity.

     (c) Upon a termination of Tenant's right to possession, whether or not this Lease is terminated, subtenancies and other rights of persons claiming under or through Tenant: (i) shall be terminated or (ii) Tenant's interest shall be assigned to Landlord. Landlord may separately elect termination or assignment with respect to each such subtenancy or other matter.

                                  18. NOTICES

     All notices, requests, authorizations, approvals, consents and other such communications shall be in writing and shall be delivered in person, by private express overnight delivery service (freight prepaid), by certified or registered mail, return receipt requested, or by facsimile transmission (confirmed by the recipient), addressed as follows:

To Landlord:   c/o DMB Associates, Inc.
               410 North 44th Street, Suite 250
               Phoenix, Arizona 85008
               (602) 244-0569 (fax)
               (602) 244-0500

To Tenant:     2325 East 30th Street
               Farmington, New Mexico 87401
               Attn: Gene Hansen
               (505) 326-4485 (fax)
               (505) 326-4478

Notices shall be deemed to be given or received on the date of actual receipt (or refusal of delivery) at the applicable above-stated address or at such other address as a party may direct from time to time, upon written notice to the other party at least ten (10) days prior to the proposed change of address. Actual notice shall be no substitute for written notice under any provision of this Lease.

                               19. SUBORDINATION

     Landlord expressly reserves the right at any time to place liens and encumbrances on and against the Premises and the Building, superior in lien and effect to this Lease and the estate created hereby, and Tenant shall attorn to the purchaser of the Building under any trustee's, sheriff's or foreclosure sale. The subordination of this Lease shall be self-operative without the necessity of a written instrument. Tenant shall nevertheless execute within ten
(10) days after request a subordination and attornment agreement on the form customarily used by the holder of the lien or encumbrance which subordinates this Lease to the lien or encumbrance, which provides that the holder will recognize Tenant's rights under this Lease, notwithstanding any foreclosure of the lien or encumbrance, and which requires Tenant to attorn to the purchaser as provided above.

     Notwithstanding anything to the contrary contained in this Lease, any subordination of Tenant's leasehold interest pursuant to the terms of this
Article 19 shall be conditioned upon Tenant's receipt of a written non-disturbance agreement from any ground lessor, mortgagee, trust deed holder, or other third

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                                                                       INITIALS
party, to the effect that Tenant's rights hereunder shall not be disturbed so long as Tenant is not in default beyond any applicable cure period under this Lease.

                             20. GENERAL PROVISIONS

     (a) This Lease and the obligations of one party hereto shall not be affected or impaired because the other party hereto is unable to fulfill any of its obligations or is delayed in doing so if such inability or delay is caused by reason of any strike, lockout, civil commotion, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing, Act of God or other cause beyond the control of the Landlord or Tenant.

     (b) Tenant and its officers, agents, employees, and customers shall comply with the rules and regulations, as shown on EXHIBIT "D", established by Landlord and with such modifications and additions as Landlord may hereafter make for the Building; provided, however, that rules and regulations shall not materially abrogate any right or privilege expressly granted to Tenant. Any violation of the rules and regulations shall constitute a breach of this Lease, provided Landlord has given Tenant notice of such violation and the applicable cure period provided under Article 17 has expired.

     (c) The article captions contained in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision.

     (d) This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

     (e) Submission of this instrument for examination shall not bind Landlord in any manner, and no Lease or obligations of Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant.

     (f) No rights to light or air over any property, whether belonging to Landlord or any other persons, are granted to Tenant by this Lease.

     (g) No waiver by Landlord of any provision of this Lease or any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord's agent during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

     (h)  Time is of the essence of this Lease.

                                  21. SIGNAGE

     a) Suite Entry and Lobby Directory. Landlord will provide, and deduct the cost from the Tenant Improvement Allowance, building standard suite signage for Tenant and its proportionate share of alphabetical listings on the main lobby directory.

     b)   Exterior Sign. Tenant may install its name, at its expense, in one
(1) location to be designated by Landlord on the existing monument sign at the exterior of the Building. Tenant's signs shall be and remain the property of Tenant and Tenant shall remove such signs at the expiration of the Lease or any extended terms thereof at Tenant's sole cost and expense, which shall include Landlord's cost to repair any material damage caused by such removal. Tenant shall be solely responsible for repairing any damage to its sign unless such damage is caused by Landlord or its employees or contractors. Tenant's sign shall comply with all governmental and quasi-governmental laws, rules, regulations, codes, ordinances, and the like respecting such signage, and shall conform to Landlord's standards for tenant signs on monument signs at the Building. All signs visible from outside the Premises shall be subject to the building standard sign criteria and shall conform with local ordinances and codes. Tenant's exterior signage rights shall not be transferable in the event of a sublease or assignment.

                                                                     [illegible]
                                                                      ---------
                                                                      INITIALS

Notwithstanding anything to the contrary herein, if the area of the Premises is increased to at least 35,000 rentable square feet, Tenant shall have the right to erect a separate monument sign for its exclusive use at the exterior of the Building in a location to be approved by Landlord and subject to the terms of this Article 21(b). Tenant's signage right for such separate monument sign shall be surrendered if the area of the Premises is reduced to less than 35,000 rentable square feet.

                               22. SATELLITE DISH

     During the term of this Lease, Tenant, at its expense, but without payment of any rent or license fee to Landlord, shall have the right, subject to all applicable governmental regulations and Landlord's prior written approval, which shall not be unreasonably withheld or delayed, to place, maintain, repair and replace on the roof of the Building, in a location and manner of installation to be approved by Landlord, which approval shall not be unreasonably withheld, satellite or microwave dishes, in connection with Tenant's telecommunications and data transmissions network, and to connect the same to the Premises. Tenant shall indemnify and hold Landlord harmless for, from and against any and all costs, damages, liability, or expense (including court costs and reasonable attorney's fees) in connection with the installation, operation and removal of Tenant's satellite dish including, without limitation, any damage to the roof or other portions of the Building and any damage or injury to the person or property of tenants, visitors or other third parties. Such satellite dish installed by Tenant shall remain Tenant's property and shall be removed at or prior to the end of the term of this Lease, at the sole expense of Tenant. If Tenant fails to do so within fifteen (15) days after the termination of this Lease, Landlord may, but shall not be obligated to, perform such removal and restoration at the sole expense of Tenant or Landlord may, at Landlord's option, deem any such satellite dish to be abandoned. Tenant's satellite dish shall not interfere with the proper functioning of any presently existing or any future telecommunications equipment on the roof that is owned or will be owned by others at the time of installation or modification (if applicable).

                                 23. GENERATOR

Tenant shall have the right to install and maintain, at its sole cost and expense, a generator on the grounds of the property, in a location to be determined by Landlord, with no additional rental costs.


LANDLORD:                               ADDRESS:

DMB PROPERTY VENTURES LIMITED           4201 N. 24th Street, Suite 120
PARTNERSHIP, a Delaware limited         Phoenix, Arizona 85016
partnership

By:  DMB G.P., an Arizona corporation

By:  /s/ James C. Hoselton
     --------------------------------
     James C. Hoselton
Its: Vice President


TENANT:                                 ADDRESS:

MESA AIR GROUP, INC.                    2325 East 30th Street
a Nevada corporation                    Farmington, New Mexico 87401

By:  /s/ Jonathan Ornstein
     --------------------------------

Its: CEO
     --------------------------------

                                       14

                                  EXHIBIT "A"

                          DESCRIPTION OF REAL PROPERTY

            Lot 5, PHOENIX GATEWAY AMENDED, according to Book 322 of Maps, Page 18, records of Maricopa County, Arizona.

                                  EXHIBIT "B"

                                   PREMISES




                       [MESA AIR GROUP 7TH FLOOR DIAGRAM]

                                  EXHIBIT "C"

                              TENANT IMPROVEMENTS




                       [PHOENIX GATEWAY CENTER 7TH FLOOR DIAGRAM]

                                  EXHIBIT "D"

                         BUILDING RULES AND REGULATIONS

     1. No sign, placard, picture, advertisement, name or notice of any kind shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building, the Premises or the surrounding area without the prior written consent of Landlord. If such consent is given by Landlord, Landlord may regulate the manner of display of the sign, placard, picture, advertisement, name or notice. Landlord shall have the right to remove any such item which has not been approved by Landlord or is being displayed in a non-approved manner without notice to and at the expense of Tenant. Without the written consent of Landlord, Tenant shall not use pictures of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without written permission from the Landlord.

     2. The directory for the Building will be provided exclusively for the display of the name and location of the Tenants only. Landlord reserves the right to exclude any other names therefrom and to charge a reasonable fee for each name other than Tenant's name, placed upon such directory at the request of Tenant. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant, unless otherwise arranged, by a person approved by Landlord.

     3. The sidewalks, parking areas, halls, passageways, exits, entrances, elevators, toilets and stairways shall not be obstructed by Tenant, its customers, invitees, licensees and guests, and (except for toilets) shall not be used for any purpose other than for ingress to and egress from the Premises. Tenant shall not throw or allow anyone else to throw anything out of doors or down the passageways. Tenant shall not place anything or allow anything to be placed near any window or any glass door, partition or wall which may appear unsightly, in Landlords sole discretion.

     4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the Tenant who, or whose agents, employees or invitees, shall have caused the same.

     5. Tenant shall not lay linoleum, tile carpet or other similar floor coverings in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant. All interior window coverings must be approved by Landlord and Tenant may not remove or replace existing blinds. Tenant shall not overload the floor of the Premises, shall not mark on or drive nails, drill or screw into the partitions, woodwork or plaster (except as may be incidental to the hanging of wall decorations) or in any way deface the Premises or any part thereof. Tenant shall not allow the installation of telephone wires or electrical wires or circuits, except with Landlords prior approval. The installation of telephones and other office equipment affixed to the Premises shall be installed at the expense of Tenant.

     6. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as shall be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. There shall not be used in the Premises or the Building any hand trucks except those equipped with rubber tires and side guards, and should only be used in appropriate areas.

     7. Tenant shall not employ any person or persons, other than the janitor of the Landlord, for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to Tenant for any theft or loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant, by or as a result of the acts of the janitor, any other employee or contractor of Landlord, or any other person. Landlord's janitor service shall only include ordinary dusting, housekeeping and cleaning by the janitor assigned to such work and shall not include moving furniture or other special services. Window cleaning shall be done only by landlord at intervals it deems appropriate. Employees or agents of Landlord shall not be requested to perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

     8. No bicycles, skateboards or similar vehicles, animals or birds shall be brought in or kept in or about the Premises of the Building. No cooking shall be done or permitted by Tenant in the Premises,

                                                                     [illegible]
                                                                      ---------
                                                                      INITIALS
except preparation with the use of a microwave oven and the preparation of coffee, tea, hot chocolate and similar items for Tenant, its employees, clients and guests will be permitted with the approval of Landlord, which approval will not be unreasonably withheld.

     9. Tenants shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent the same. Tenant shall not exhibit, sell, or offer to sell, use rent or exchange any item or service in or from the Premises unless ordinarily embraced within Tenant's use of the Premises specified in the Lease. Peddlers, solicitors and beggars shall be reported to the Landlord. No Tenant shall make or permit to be made any disturbing noises or disturb or interfere with occupants, or with those having business with such occupants of the Building, by the use of any musical instrument, radio phonograph, electronic device, or other devices.

     10. Tenant shall not use or keep in the Building any noxious gas or combustible fluid or use any method of heating or air conditioning other than that supplied by Landlord, nor install or operate machinery, equipment or any mechanical or electrical device of a nature not directly related to Tenant's ordinary use of the Premises, by reason of safety, odors and/or vibrations, or interfere in any way with other Tenants or occupants conducting business in the Building. Tenant Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. Tenant shall not conduct any auction or permit any fire sale or bankruptcy sale to be held on the Premises. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist or for the manufacture or sale of liquor, narcotics or tobacco in any form as a medical office, barber shop, manicure shop or as an employment bureau, except with prior written consent of Landlord. The Premises shall not be used for lodging or sleeping or for illegal purposes.

     11. All keys and access cards to the Building, offices and rooms shall be obtained from Landlord. All duplicate keys needed by Tenant shall be requested from Landlord, who shall provide such keys at reasonable charge. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys and access cards to the Building, offices, and rooms which shall have been furnished. Tenant shall not alter or replace any lock or install any additional locks or any bolts on any door of the Premises without the written consent of Landlord.

     12. Tenant assumes full responsibility for protecting, at all times, the Premises and all personal effects of Tenant, its employees, agents and invitees from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured, and Landlord shall have no liability with respect thereto. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and that all water faucets, water apparatus, and electrical items are shut off before Tenant or Tenant's employees leave the building. Tenant shall be responsible for any damage to the Building or to other Tenants caused by a failure to comply with this rule.

     13. On Sundays and legal holidays, and on other days during certain hours for which the Building may be closed before or after Normal Business Hours, access to the Building may be controlled through the use of security personnel and/or security devises. Such personnel will have the right to demand of any and all persons seeking access to the Building proper identification to determine if they have the right of access to the Premises. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of bomb threats, invasion, mob, riot, public excitement or other condition, Landlord reserves the right to prevent access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of all lessees and protection of the Building and property located therein. The foregoing notwithstanding, Landlord shall have no duty to provide security protection for the Building at any time or to monitor access thereto.

     14. The halls, passages, exits, entrances, parking areas, elevators, stairways, toilets and roof are not the use of the general public and the Landlord shall in all cases retain the right to control the same and prevent access thereto by all persons whose presence in the judgement of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Project to its Tenants. Landlord reserves the right to exclude or expel from the Building any person who, in the judgement of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

     15. Tenant shall not park in driveways or loading areas or in visitor spaces or reserved parking spaces of other Tenants. Landlord or its agents shall have the right to cause to be removed any car of Tenant, its employees, agents, contractors, customers and invitees that may be parked in unauthorized areas, and Tenant agrees to save and hold harmless Landlord, its agents and employees from any and all claims, losses, damages and demands, arising or asserted in connection with the removal of any such vehicle and for all expenses (including reasonable attorneys' fees and costs) incurred by Landlord in connection with such

                                                                     [illegible]
                                                                     -----------
                                                                      INITIALS
removal.

     16. Tenant agrees that it shall comply with all fire regulations that may be issued from time to time by Landlord or the City of Phoenix Fire Department. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning equipment. Tenant shall give prompt notice to Landlord, or its designee, of any injury to or defects in plumbing, electrical fixtures, heating apparatus and/or air conditioning equipment so that the same may be attended to properly.

     17. The building has been designated a "non-smoking" building. Employees with a private office may smoke or permit smoking within those areas if other employees, neighboring tenants or members of the public are not affected. Smoking is strictly prohibited in conference and meeting rooms, classrooms, restrooms, waiting areas, hallways, stairways and elevators. Any individual who refuses to refrain from smoking in an enclosed public area may be issued a citation by the Phoenix Police Department and assessed a fine of up to $100.

     18. Landlord reserves the right to rescind, alter, waive, modify, add to, and amend any rule or regulation at any time prescribed for the Building when, in Landlord's judgement, it is necessary, desirable or proper for the best interest of the Building or one or more of its Tenants.

     19. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain and comply with, Landlord's instructions for their installation.

     20. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the passenger elevators. The service level loading dock and freight elevator shall be used for those purposes.

     21. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

     22. Tenant shall store all its trash and garbage within its Leased Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

     23. By executing a copy of these Building Rules and Regulations, Tenant acknowledges and agrees that it has read and understands these Building Rules and Regulations and will fully comply with all of the terms and provisions contained herein.

                                  EXHIBIT "E"
                        EARLY ACCESS INDEMNITY AGREEMENT

     This Access Agreement (the "Agreement") is made and executed this   day of
October, 1998, by and between DMB PROPERTY VENTURES L.P., a Delaware limited partnership ("Grantor"), and Mesa Air Group, Inc., a Nevada corporation ("Grantee").

                                   RECITALS:


     A. Grantor owns a certain building known as Three Gateway, 410 North 44th Street, Phoenix, Arizona (the "Building").

     B. Grantor intends to lease space (the "Premises") in the Building to Grantee pursuant to a lease agreement between the parties (the "Lease").

     C. Grantee wishes access to the Premises at least fourteen (14) days prior to the commencement of the term of the Lease in order to install Grantee's equipment, furnishings and trade fixtures, and Grantor is willing to allow Grantee early access to the Premises for such purpose, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and Grantee hereby agree as follows:

     1. Grant of Access. Grantor hereby grants to Grantee and its employees, agents, representatives, contractors, subcontractors, and invitees (the "Grantee's Related Parties") a right of access to and entry upon the Premises prior to the Commencement Date, solely for the purpose of installing Grantee's equipment, furnishings and trade fixtures (the "Work") and moving into and operating in the Premises or portions thereof, subject to the terms and conditions set forth below and in the Lease.

     2. Obligations of Grantee. Grantee shall conduct the Work in a first-class workmanlike manner in accordance with all applicable laws, ordinances, rules and any other requirements of state, county or municipal authorities. Grantee shall not create, or cause to be created, any safety or other hazard or nuisance in the Premises, in the Building or in any common area associated with the Building.

     3. Restoration Obligations. Subject to the terms of the Lease, Grantor may retain all or any portion of the improvements constructed in the Premises and Grantee shall forfeit all rights thereto without further action by Grantee; and subject to the terms of the Lease, to the extent that Grantor decides not to retain such improvements, Grantee shall promptly restore the Premises to its condition immediately prior to this Agreement.

     4. Indemnification. Grantee shall indemnify and hold Grantor and its employees, agents, representatives, contractors, subcontractors, and invitees (the "Grantor's Related Parties") harmless for, from and against any and all damages, injuries, liabilities, losses, obligations, fines, costs, expenses, fees (including without limitation reasonable attorneys' fees), and any and all other sums of whatever nature and type resulting from any claims, mechanics' or materialmen's liens, encumbrances, demands, liens, assertions, charges, actions, suits or proceedings based upon, or arising out of the Work, except to the extent caused by the negligence or willful misconduct of Grantor or any of Grantor's Related Parties. The termination of this Agreement shall not affect or cancel the indemnification obligations of Grantee hereunder.

     5. Insurance. Prior to exercising the rights granted hereunder, Grantee shall comply with the insurance requirements set forth in Article 12 of the Lease.

     6. Termination. The rights and obligations hereunder are temporary and shall expire upon the Commencement Date of the Lease.


                                      DMB PROPERTY VENTURES LIMITED PARTNERSHIP, a Delaware limited partnership


                                      By DMB Associates, Inc., an Arizona
                                      corporation

                                      By    /s/ James C. Hoselton
                                        ----------------------------------
                                        James C. Hoselton
                                        Its  Vice President
                                           -------------------------------
                                                                       "GRANTOR"

                                      MESA AIR GROUP, INC., a Nevada corporation

                                      By    /s/ Jonathan Ornstein
                                        ----------------------------------
                                        Its  CEO
                                           -------------------------------
                                                                       "GRANTEE"

                                  EXHIBIT "F"

                                LETTER OF CREDIT

Norwest Bank El Paso, National Association
(Address)
El Paso, TX (Zip)

Date: October (Date), 1998

Beneficiary:   DMB Property Ventures Limited Partnership
               410 N. 44th St., Suite 250
               Phoenix, AZ 85008

Applicant:
               Mesa Air Group, Inc.
               410 N. 44th St., Suite 700
               Phoenix, AZ 85008

                           Letter of Credit Agreement

We open irrevocable standby letter of credit number ________ in the amount of $400,000.00 (Four hundred thousand dollars and no cents)

In favor of yourselves

Expires October 31, 2000 at our counters

Available against drafts drawn at sight on Norwest Bank El Paso, National Association, El Paso, Texas bearing the clause "drawn under standby letter of credit number ________ of Norwest Bank El Paso, Texas, National Association" accompanied by the following documents:

1. Beneficiary's manually signed representation to (applicant's name) and Norwest Bank El Paso, National Association, written on beneficiary's letterhead reading exactly as follows:

     "I am an authorized representative of (beneficiary's name) hereby certify an event of default under that certain lease dated ________ between ________ and (applicant's name)."

2.   This original letter of credit.

Letter of credit may be presented at Norwest Bank Phoenix although payment will be made at the counters of Norwest Bank El Paso, National Association.

This credit is subject to the Uniform Customs and practice for Documentary Credits (1993 Revision) International Chamber of Commerce publication No. 500.

Unless otherwise stated, all documents are to be forwarded to us by mail, or hand delivered to our counters. Documents to be directed to: Norwest Bank El Paso, National Association, (Address), El Paso, Texas (Zip Code), Attn:
International Product Services Division, Letters of Credit.

We hereby engage with drawers and/or bona fide holders that drafts drawn and negotiated in strict conformity with the terms of this credit will be duly honored upon presentation.

Norwest Bank El Paso, National Association


_____________________              ______________________
Authorized Signature               Authorized Signature

                                                                     [ILLEGIBLE]
                                                                     -----------
                                                                       INITIALS

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE ("Amendment") is made and entered into as of this 9th day of March, 1999, by and between DMB PROPERTY VENTURES LIMITED, PARTNERSHIP, a Delaware limited partnership ("Landlord"), and MESA AIR GROUP, INC., a Nevada corporation ("Tenant").

1.   RECITALS:

     1.1 DMB Property Ventures Limited Partnership, a Delaware limited partnership ("Landlord"), and Mesa Air Group, Inc., a Nevada corporation ("Tenant"), entered into a Lease Agreement dated October 16, 1998, wherein Landlord leased to Tenant, and Tenant leased from Landlord, Suite #700 in Three Gateway, located at 410 North 44th Street, Phoenix, Arizona (the "Premises"). The Lease Agreement, as amended, is hereinafter referred to as the "Lease".

     1.2 By this First Amendment, the parties desire to further amend the Lease on the terms and conditions hereinafter set forth.

     1.3 All capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

     NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, state, confirm and agree as follows:

2.   AGREEMENT

     2.1 The Commencement Date referenced in Article 1(a) of the Lease is hereby amended to read October 19, 1998.

     2.2 Except as amended by this First Amendment, the Lease is hereby ratified and confirmed in its entirety.

LANDLORD:                               ADDRESS:

DMB PROPERTY VENTURES LIMITED           4201 N. 24th Street, Suite 120
PARTNERSHIP, a Delaware limited         Phoenix, Arizona 85016
Partnership

By: DMB G.P., an Arizona corporation

By:  /s/ James C. Hoselton
     -------------------------
     James C. Hoselton
Its: Vice President


TENANT:                                 ADDRESS:

MESA AIR GROUP, INC.                    410 North 44th Street #700
a Nevada corporation                    Phoenix, Arizona 85008
                                        (602)685-4000 Phone
By:  /s/ Jonathan Ornstein              (602)685-4350 Fax
     --------------------------
     Jonathan Ornstein
Its: CEO

                           SECOND AMENDMENT TO LEASE
                           -------------------------

     THIS SECOND AMENDMENT TO LEASE ("SECOND AMENDMENT") is made and entered into as of this 8th day of November, 1999, by and between DMB PROPERTY VENTURES LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD"), and MESA AIR GROUP, INC., a Nevada corporation ("TENANT").

1.   RECITALS
     --------

     1.1 Landlord and Tenant entered into a Lease Agreement Dated October 16, 1998, as amended by the First Amendment to Lease dated March 9, 1999, wherein Landlord leased to Tenant 21,003 rentable square feet of space known as Suite 700 on the 7th floor at 410 N. 44th Street, Phoenix, Arizona (the "PREMISES"). The Lease Agreement, as amended, is hereinafter referred to as the "LEASE".

     1.2 By this Second Amendment, the parties desire to further amend the Lease by adding 3,116 rentable square feet to the definition of the Premises, known as Suite 175 ("SUITE 175") on the 1st floor, as further described on Exhibit "B-2" attached hereto, and by this reference incorporated herein, on the terms and conditions hereafter set forth.

     1.3 Except as specifically defined in this Second Amendment, all capitalized items shall have the same meaning as set forth in the Lease.

     NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, state, confirm, and agree as follows:

2.   AGREEMENT
     ---------

     2.1 The terms of this Second Amendment shall become effective on November 15, 1999.

     2.2 The total rentable area of the Premises shall be increased by 3,116 rentable square feet. The total rentable area of the Premises is 24,119 rentable square feet.

     2.3 The Base Rent referenced in Paragraph 2(a) of the Lease shall be amended to include the following:

          SUITE 175 - 3,116 RENTABLE SQUARE FEET
          --------------------------------------
          11/15/99 - 10/18/01  $68,552.04 ANNUALLY  $5,712.67 MONTHLY
          10/19/01 - 10/18/05  $77,900.00 ANNUALLY  $6,491.67 MONTHLY
          10/19/05 - 10/18/08  $84,132.00 ANNUALLY  $7,011.00 MONTHLY

     2.4 With respect to Suite 175, Tenant's Proportionate Share of Operating Costs, Real Property Taxes and Utilities referenced in Paragraph 7 of the Lease shall be as follows:

          Tenant's Proportionate Share: 1.44% of Building operating expenses.

     2.5 With respect to Suite 175, the Expense Stop referenced in Paragraph 7 of the Lease shall be equivalent to the actual operating expenses incurred in the calendar year 1999.

     2.6 Upon execution of this Second Amendment, Landlord will, at its sole cost and expense, shampoo the carpet, and repair and paint the holes in existing walls.

     2.7 Article 6, Parking and Common Use Areas, of the Lease shall be amended to include the following:

          "With respect to Suite 175, Landlord will provide the following parking spaces for Tenant's use:

                       SECOND AMENDMENT TO LEASE, PAGE 2
                        TO LEASE DATED OCTOBER 16, 1998
             DMB PROPERTY VENTURES LIMITED PARTNERSHIP ("LANDLORD")
                        MESA AIR GROUP, INC. ("TENANT")

          Three (3) covered reserved spaces free of charge for the Lease Term, Six (6) covered unreserved spaces free of charge until October 18, 2001, and at $30.00 per space per month beginning October 19, 2001, and Three (3) uncovered, unreserved spaces free of charge for the Lease Term."

     2.8 Option to Terminate. Notwithstanding anything to the contrary in this Lease, and provided Tenant is not then in default, Tenant shall have the option to terminate this Lease with respect to Suite 175 only, at any time, by providing Landlord with six (6) months prior written notice of its election to do so, which notice shall be irrevocable.

     2.9 As amended herein, all of the terms and conditions of the Lease are hereby ratified and confirmed in their entirety.

     IN WITNESS WHEREOF, the parties, have executed this Second Amendment as of the date first written above.

                                   DMB PROPERTY VENTURES LIMITED PARTNERSHIP, a Delaware limited partnership,

                                   By DMB G.P., an Arizona corporation

                                   By /s/ James C. Hoselton
                                     -----------------------------------------
                                          James C. Hoselton
                                          Its Vice President
                                             ---------------------------------


                                   MESA AIR GROUP, INC.
                                   a Nevada corporation


                                   By /s/ Jonathan Ornstein
                                     -----------------------------------------
                                          Jonathan Ornstein
                                          Its: CEO
                                             ---------------------------------

                                 EXHIBIT "B-2"

                               SUITE 175 PREMISES

SUITE 175
3,116 RSF

                              [FLOOR PLAN GRAPHIC]

                             LEASE AMENDMENT THREE               CMD 174B (8/98)

                          (EXPANSION/NOT CO-TERMINOUS)

          THIS LEASE AMENDMENT THREE ("Amendment") is made and entered into as of the 7th day of November, 2000, by and between CMD REALTY INVESTMENT FUND IV, L.P., an Illinois limited partnership ("Landlord") and MESA AIR GROUP, INC., a Nevada corporation ("Tenant").

     A. Landlord and Tenant are the current parties to that certain lease ("Original Lease") dated October 16, 1998, for premises (the "Premises") in the building (the "Building") known as Three Gateway, located at 410 N. 44th Street, Phoenix, Arizona (the "Property," as may be further described below), which lease has heretofore been amended or assigned by documents described and dated as follows: First Amendment to Lease dated March 9, 1999 and Second amendment to Lease dated November 8, 1999 (collectively, and as amended herein, the "Lease").

     B. Tenant has requested that additional space in the Property be added to the Premises, and Landlord is willing to grant the same, all on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the parties do hereby agree as follows:

     1. ADDITIONAL PREMISES; EARLY TERMINATION. The space known as Suite 230 (the "Additional Premises"), the approximate location of which is shown on Exhibit A hereto, and which shall be deemed to contain 1,191 square feet of rentable area for purposes hereof, shall be added to and become a part of the Premises, commencing on November 15, 2000 ("Additional Premises Commencement Date"), and continuing through September 30, 2001 ("Additional Premises Expiration Date"), subject to the terms and conditions set forth hereinafter.

     Either party shall have the option to terminate this Lease early, at any time after May 31, 2001, by providing the other party with at least thirty (30) days advance written notice of the effective early termination date ("Early Termination Date"), as though such date were the original expiration date set forth in this Lease (i.e., the earliest possible Early Termination Date would be June 1, 2001). Notwithstanding such early termination, Tenant shall timely pay all rentals and other charges under the Lease with respect to the Additional Premises, and shall comply with each and every term and provision hereof, accruing through the Early Termination Date (and all such obligations accruing through the Early Termination Date shall survive such termination, including, but not limited to, any rentals or other charges not yet determined or billed for such period with respect to the Additional Premises prior to the Early Termination Date). This early termination right is personal to Mesa Air Group, Inc. If Tenant shall sublease or assign the Lease with respect to all or any portion of the Premises, then immediately upon such sublease or assignment Tenant's termination right herein shall concurrently terminate and become null and void. Notwithstanding anything contained herein to the contrary, if Tenant leases additional space in the Property, whether pursuant to an expansion right contained in the Lease or otherwise, this option to terminate by Tenant shall thereupon be null and void. Tenant's option hereunder shall, at Landlord's election, terminate if Tenant is in violation of the Lease at the time Tenant seeks to exercise such option, or at any time thereafter and prior to the Early Termination Date. Tenant's exercise of such option shall not operate to cure any violation by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such violation.

     2. BASE RENT FOR ADDITIONAL PREMISES. The base or minimum monthly rent for the Additional Premises shall be $2,481.25 per month.

     3. ADDITIONAL RENT; TENANT'S SHARE. On the Additional Premises Commencement Date, all other rentals or other charges based or computed on the square footage of the Premises, including without limitation, real estate taxes, and operating or other expenses of the Property, shall be adjusted proportionately to reflect the Additional Premises rentable square footage, such that Tenant's share thereof shall be increased by 55/100 percent (0.55%) with respect to the Additional Premises, for a total of eleven and 69/100 percent (11.69%) with respect to the entire Premises including the Additional Premises, through the Additional Premises Expiration Date. The Expense Stop for the Additional Premises shall be the operating cost for the Building (as set forth in Section 7 of the Original Lease) for the calendar year 1998.

     4. CONSOLIDATED OR SEPARATE BILLINGS. The minimum or base rentals, real estate taxes, operating or other expenses of the Property, and all other rentals and charges respecting the Additional Premises are sometimes herein called the "Additional Premises Rent". Landlord may compute and bill the Additional Premises Rent (or components thereof) separately or treat the Additional Premises and Premises as one unit for computation and billing purposes.

     5. PRORATIONS. If the Additional Premises Commencement Date and/or Additional Premises Expiration Date occurs other than on the beginning or end, respectively, of the applicable payment period under the Lease, Tenant's obligations for base or minimum rentals, real estate taxes, operating or other expenses of the Property and other such charges shall be prorated on a per diem basis.

     6. OTHER TERMS; CERTAIN PROVISIONS DELETED. On the Additional Premises Commencement Date, the Additional Premises shall be added to the Premises under the Lease, and all terms and conditions then or thereafter in effect under the Lease shall apply to the Additional Premises, except as provided to the contrary herein. Notwithstanding the foregoing to the contrary, this Amendment is intended to supersede any rights of Tenant under the Lease to expand, reduce or relocate the Premises, extend the term or terminate the Lease early, and all such provisions are hereby deleted.

     7. CONDITION OF ADDITIONAL PREMISES; CARPET. Tenant has inspected the Additional Premises (and portions of the Building, Property, systems and equipment providing access to or serving the Additional Premises) or has had an opportunity to do so, and agrees to accept the same "AS IS" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, or regarding any other matter, except that Landlord shall, at Landlord's sole expense, install carpet in the open area of the Additional Premises (i.e., that area which is uncarpeted as of the date of this Amendment; the open area to be carpeted specifically does not include the existing offices) with carpet selected by Landlord from the Building inventory of carpet (the "Work"). With respect to the
Work: (i) Landlord shall use diligent, good faith efforts to substantially complete any such improvements to an extent that Tenant can reasonably occupy the Additional Premises by the Additional Premises Commencement Date set forth in this Amendment, subject to the other provisions of this Amendment, (ii) Tenant shall also use diligent, good faith efforts to cooperate, and to cause its space planners, architects, contractors, agents and employees to cooperate diligently and in good faith, with Landlord and any space planners, architects, contractors or other parties designated by Landlord, such that any such improvements to the Additional Premises can be planned, permits can be obtained, and the work can be substantially completed by the Additional Premises Commencement Date set forth in this Amendment, and (iii) in the event of any dispute as to whether any such improvements have been substantially completed, Landlord may refer the matter to Landlord's independent architect, whose decision shall be final and binding on the parties.

     8.   ADDITIONAL PREMISES COMMENCEMENT DATE ADJUSTMENTS.

          a. Additional Premises Commencement Date Adjustments and Confirmation. If the Additional Premises Commencement Date is advanced or postponed as provided below, the Additional Premises Expiration Date set forth above shall not be changed, unless Landlord so elects by notice to Tenant. In addition, if the Additional Premises Commencement Date, as so advanced or postponed herein, occurs other than on the first day of a calendar month, Landlord may further elect by notice to Tenant to: (i) extend the term with respect to the Additional Premises such that the Additional Premises Expiration Date is the last day of the calendar month in which it would otherwise occur, and/or (ii) adjust the dates for any fixed increases in the base rent for the Additional Premises such that they occur on the first day of the calendar month in which they would otherwise occur. Tenant shall execute a confirmation of the Additional Premises Commencement Date, Additional Premises Expiration Date and other dates as adjusted herein in such form as Landlord may reasonably request within ten(10) days after requested; any failure to respond within such time shall be deemed an acceptance of the matters as set forth in Landlord's confirmation. If Tenant disagrees with Landlord's adjustment of the Additional Premises Commencement Date, Additional Premises Expiration Date or other dates as adjusted herein, Tenant shall pay Additional Premises Rent and perform all other obligations commencing and ending on the date or dates determined by Landlord, subject to refund or credit when the matter is resolved.

          b. Early Additional Premises Commencement Date. The Additional Premises Commencement Date, Additional Premises Rent and Tenant's other obligations respecting the Additional Premises shall be advanced to such earlier date as: (i) Landlord substantially completes any improvements to the Additional Premises required to be performed by Landlord under this Amendment to an extent that Tenant is able to occupy the Additional Premises, and Landlord delivers possession thereof, or (ii) Tenant, with Landlord's written permission, otherwise commences occupying the Additional Premises. If either such events occurs with respect to a portion of the Additional Premises, the Additional Premises Commencement Date, Additional Premises Rent and Tenant's other obligations shall be so advanced with respect to such portion (and fairly prorated based on the rentable square footage involved). During any period that Tenant shall be permitted to enter the Additional Premises prior to the Additional Premises Commencement Date other than to occupy the same (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of the Lease (including this Amendment), except those provisions requiring the payment of Additional Premises Rent. Landlord shall permit early entry, so long as the Additional Premises is legally available, Landlord has completed any work required of Landlord under this Amendment, and Tenant is in compliance with the other provisions of the Lease (including this Amendment), including the insurance requirements.

          c. Additional Premises Commencement Date Delays. Subject to the other provisions of this Amendment, the Additional Premises Commencement Date, Additional Premises Rent and Tenant's other obligations respecting the Additional Premises shall be postponed to the extent Tenant is unable to reasonably occupy the Additional Premises because Landlord fails: (i) to substantially complete any improvements to the Additional Premises required to be performed by Landlord under this Amendment, or (ii) to deliver

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
possession of the Additional Premises for any other reason, including holding over by prior occupants, except to the extent that Tenant, its space planners, architects, contractors, agents or employees in any way contribute to either such failures. If either such event occurs with respect to a portion of the Additional Premises, the Additional Premises Commencement Date, Additional Premises Rent and Tenant's other obligations shall be so postponed with respect to such portion (and fairly prorated based on the rentable square footage involved). Any such delay in the Additional Premises Commencement Date shall not subject Landlord to liability for loss or damage resulting therefrom, and Tenant's sole recourse with respect thereto shall be the postponement of Additional Premises Rent and other obligations described herein.

     9. SUITE 800. Landlord and Tenant are currently parties to those certain License to Occupy Office agreements dated June 17, 1999 and October 18, 1999, each of which is for a portion of Suite 800. Tenant agrees that such agreements shall be deemed to be terminated as of November 15, 2000 and agrees to vacate Suite 800 in its entirety no later than November 15, 2000. Tenant shall pay Landlord 200% of the amounts then applicable under the License to Occupy Office agreements prorated, on a per square foot basis to reflect the rentable square footage of Suite 800, and a per diem basis for each day Tenant shall retain possession of Suite 800 or any part thereof after November 15, 2000, together with all damages sustained by Landlord on account thereof. Tenant shall pay such amounts on demand, and in the absence of demand monthly in advance. The foregoing provisions, and Landlord's acceptance of any such amounts, shall not serve as permission for Tenant to hold-over (although Tenant shall remain a licensee-at-sufferance bound to comply with all provisions of the License to Occupy Office Space agreements Lease during any time Tenant retains possession thereof). Landlord shall have the right, at any time after November 15, 2000, to reenter and possess Suite 800 and remove all property and persons therefrom, and Landlord shall have such other remedies for holdover as may be available to Landlord under the Lease, the License to Occupy Office agreements or applicable laws.

     10. CONFIDENTIALITY. Tenant shall keep the content and all copies of this document and the Lease, all related documents or amendments now or hereafter entered, and all proposals, materials, information and matters relating thereto strictly confidential, and shall not disclose, disseminate or distribute any of the same, or permit the same to occur, except to the extent reasonably required for proper business purposes by Tenant's employees, attorneys, insurers, auditors, lenders, and permitted successors and assigns (and Tenant shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provisions hereof), and except as may be required law or court proceedings.

     11. REAL ESTATE BROKERS. Tenant represents and warrants that Tenant has not dealt with any broker, agent or finder in connection with this Amendment, and agrees to indemnify and hold Landlord, and its employees, agents and affiliates harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with this Amendment.

     12. LIMITATION OF LANDLORD'S LIABILITY. Tenant agrees to look solely to Landlord's interest in the Property for the enforcement of any judgment, award, order or other remedy under or in connection with the Lease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to the Property or Premises. Under no circumstances shall any present or future, direct or indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters. In no event shall Landlord be liable to Tenant for any consequential damages. If Landlord shall convey or transfer the Property or any portion thereof in which the Premises are contained to another party, such party shall thereupon be and become landlord hereunder, shall be deemed to have fully assumed all of Landlord's obligations under this Lease accruing during such party's ownership, including the return of any security deposit, and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer.

     13. OFFER. The submission and negotiation of this Amendment shall not be deemed an offer to enter into the same by Landlord. Tenant's execution of this Amendment constitutes a firm offer to enter into the same which may not be withdrawn for a period of forty-five (45) days after delivery to Landlord. During such period, Landlord may proceed in reliance thereon and permit Tenant to enter the Additional Premises, but such acts shall not be deemed an acceptance. Such acceptance shall be evidenced only by Landlord signing and delivering this Amendment to Tenant.

     14. WHOLE AMENDMENTS; FULL FORCE AND EFFECT; CONFLICTS. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. As amended herein, the Lease between the parties shall remain in full force and effect. As an inducement for Landlord to enter into this Amendment, Tenant hereby represents that Landlord is not in violation of the Lease, and that Landlord has fully performed all of its obligations under the Lease as of the date on which Tenant signs this Amendment. In case of any inconsistency between the provisions of the Lease and this Amendment, the latter provisions shall govern and control. This Amendment may be further modified only in writing signed by both parties.

     15. INTERPRETATION; DEFINED AND UNDEFINED TERMS. This Amendment has been prepared from a generic form intended for use with a variety of underlying lease forms containing a variety of defined and undefined terms. This Amendment shall be interpreted in a reasonable manner in conjunction with the Lease. If an
Exhibit is attached to this Amendment, the term "Lease" therein shall refer to this Amendment or the Lease as amended, and terms such as "Commencement Date" and "Lease Term" shall refer to analogous terms in this Amendment, all as the context expressly provides or reasonably implies. Unless expressly provided to the contrary herein: (a) any terms defined herein shall have the meanings ascribed herein when used as capitalized terms in other provisions hereof, (b) capitalized terms not otherwise defined herein shall have the meanings, if any, ascribed thereto in the Lease, and (c) non-capitalized undefined terms herein shall be interpreted broadly and reasonably to refer to terms contained in the Lease which have a similar meaning, and as such terms may be further defined therein. Notwithstanding the foregoing, the parties agree that terms such as "rentable area" and "rentable square feet" herein do not refer to similar such terms in the Lease, and include the so-called usable area, without deduction for columns or projections, multiplied by one or more load or conversion factors, to reflect a share of certain areas, which may include ground floor and elevator lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other common, public and service areas, as determined by Landlord in accordance with existing building records or other sound management practices.

     16. DEVELOPMENT OR COMPLEX (IF APPLICABLE). The parties further agree as follows:

          a. Definition of Property. The term "Property" herein shall mean the Building, and any common areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, air rights, development rights, parking rights, skywalks, parking garages and lots, and any and all other rights, structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located. Landlord reserves the right to add land, buildings, easements or other interests to, or sell or eliminate the same from, the Property and grant interests and rights in the Property to other parties. If the Building shall now or hereafter be part of a development or complex of two or more buildings or structures collectively owned by Landlord or its affiliates, the Property shall, at Landlord's option also be deemed to include such other of those buildings or structures as Landlord shall from time to time designate, and shall as of the date hereof include such buildings and structures (and related facilities and parcels on which the same are located) as Landlord shall be currently using in determining Tenant's share of expenses and taxes.

     b. Expense and Tax Allocations and Tenant's Share Adjustments. If the Property shall now or hereafter be part of or shall include a development or complex of two or more buildings or structures collectively owned by Landlord or its affiliates, Landlord may allocate expenses and taxes (or components thereof) within such complex or development, and between such buildings and structures and the parcels on which they are located, in accordance with sound accounting and management practices. In the alternative, Landlord shall have the right to determine, in accordance with sound accounting and management practices, Tenant's share of expenses and taxes (or components thereof) based on such items for all or any such buildings and structures, and any common areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, air rights, development rights, parking rights, skywalks, parking garages and lots, and any and all other rights, structures or facilities operated or maintained in connection therewith or for the benefit thereof, and all parcels or tracts of land on which all or any portion of any of the other foregoing items are located; in such event, Landlord may adjust Tenant's share to be based on the ratio of the rentable area of the Premises to the rentable area of such buildings as to which such expenses and taxes (or components thereof) are included. If Landlord is not furnishing all or any particular utility or service (the cost of which, if performed by Landlord, would be included in expenses) to a tenant during any period, Landlord may for such period exclude the rentable area of such tenant from the rentable area of the Property in computing Tenant's share of the component of expenses for such utilities or services.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

          LANDLORD: CMD REALTY INVESTMENT FUND IV, L.P. [SEAL] an Illinois limited partnership

                    By:  CMD/Fund IV GP Investments, L.P.
                         an Illinois limited partnership, its general partner

                         By: CMD REIM IV, Inc., an Illinois corporation,
                             its general partner

                             By:/s/ Lee Moreland
                                ----------------
                             Name: Lee Moreland
                             Its: Vice President


          TENANT:   MESA AIR GROUP, INC. [SEAL]
                    a Nevada corporation

                    By:/s/ Mike Lotz
                       -------------
                    Name: Mike Lotz
                    Its: President


                                  CERTIFICATE

     I, ___________________________________________, as _______________________
of the aforesaid Tenant, hereby certify that the individual(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as set forth above, and his/their action(s) are the action of the Tenant.

(Corporate Seal)              _________________________________________________

                                   EXHIBIT A

                    Floor Plate Showing Additional Premises


Additional Premises
-------------------


                            [2ND FLOOR - FLOOR PLAN]

                                                                    174D (1/00)



                              LEASE AMENDMENT FOUR

                                (SATELLITE DISH)


     THIS LEASE AMENDMENT FOUR ("Amendment") is made and entered into as of the 15th day of May, 2001, by and between CMD REALTY INVESTMENT FUND IV, L.P., an Illinois limited partnership ("Landlord") and MESA AIR GROUP, INC., a Nevada corporation ("Tenant").

     A. Landlord and Tenant are the current parties to that certain lease ("Original Lease") dated October 16, 1998, for premises known as Suites 175, 230, and 700 (the "Premises") in the building (the "Building") known as Three Gateway, located at 410 N. 44th Street, Phoenix, Arizona 85008 (the "Property"), as it may have been previously amended (collectively, and as amended herein, the "Lease").

     B.  The parties mutually desire to amend the Lease on the terms hereof.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. ROOF SPACE AND ROOF ITEMS. Landlord hereby grants Tenant a non-exclusive license to use a portion of the roof, or a position on the parapet or penthouse or other such area near the top of the Property or top of any garage or other such structure associated therewith ("Roof Space"), as designated by Landlord in writing, subject to the other provisions hereof. Tenant shall use the Roof Space only for the purpose of installing the following item or items (the "Roof Items"): one (1) satellite reception dish, which shall under no circumstances exceed 18 inches wide by 18 inches tall. The term ("Term") of this license shall commence on July 1, 2001, and continue until the earlier to occur of the expiration or earlier termination of the Lease or, at Landlord's option, Tenant's abandonment or failure to use the Premises or Roof Space or Roof Items, or otherwise by Landlord on thirty days notice.

     2. PAYMENTS. Tenant shall pay Landlord, as consideration for reserving the Roof Space and as additional Rent under the Lease, $50.00 ("Roof Charges") on or before the first day of each calendar month of the Term without prior demand, deduction, set-off or counterclaim. Tenant shall also reimburse Landlord for: (a) all utilities consumed by the Roof Items, as reasonably estimated by Landlord's engineer, within 30 days after Landlord bills the same from time to time, and (b) all out-of-pocket costs which Landlord pays to consultants and other parties (such as but not limited to telecommunications, structural and roofing consultants, engineers and contractors) in connection with the Roof Items or the license granted hereunder, together with an amount equal to fifteen percent (15%) thereof to cover Landlord's overhead, within thirty days after presentation to Tenant by Landlord of invoices therefor.

     3.  INSTALLATION.

         a. Roof Items. Tenant shall not install the Roof Items, or thereafter make any alterations, additions or improvements to the roof or the Roof Items, or remove the Roof Items, without the prior written consent of Landlord concerning all details thereof, including, but not limited to, the location of the Roof Space. Landlord shall not unreasonably withhold consent, except that Landlord reserves the right to withhold consent in Landlord's sole discretion for Roof Items or work affecting the structure or safety of the Property, or any other parties' rights, or the appearance of the Property from any common or public areas. Landlord shall approve or reject the proposed installation of the Roof Items within a reasonable time after Tenant submits (i) plans and specifications for the installation of the Roof Items, and (ii) copies of all required governmental, quasi-governmental and other approvals, permits, licenses, and authorizations which Tenant will obtain at its own expense (including, but not limited to, approvals from any architectural or design review committee established under any covenants, conditions and restrictions applicable to the Property). Landlord also reserves the right to require that:
(a) the Roof Items be placed in a manner that is not attached to the Property and that does not penetrate the roof (e.g. placed in a movable container), (b) any installation or other work be done in accordance with any Property rules, standards or other requirements for roof equipment and/or under the supervision of Landlord's employees or agents, and in a manner so as to avoid damage to the Property, (c) roof pavers or walk pads be installed on the roof, at Tenant's sole cost, to provide a means of access to the Roof Space, (d) screening of a material prescribed by Landlord be installed, at Tenant's sole cost, to prevent the Roof Items from being visible to the public or to other tenants or from other buildings, and (e) all work be performed by contractors approved or designated by Landlord (and any work affecting the roof must be performed only by Landlord's designated roofing contractor). All work shall be performed in a good and workmanlike manner and best industry practices and procedures, in accordance with all governmental requirements and in accordance with all provisions of the Lease respecting work to the Premises.

          b. Connecting Lines and Related Equipment. If Tenant needs to connect the Roof Items to any other equipment, including connections via telecommunications cables ("Lines") to the Premises, Tenant shall: (i) obtain Landlord's prior written approval of all aspects thereof, (ii) use an experienced and qualified contractor reasonably designated or approved in writing in advance by Landlord, (iii) comply with such reasonable inside wire standards and procedures as Landlord may adopt from time to time, including Landlord's requirements respecting access to and use of the wire closets, riser system and main distribution frame ("MDF"), and all other provisions of this Lease, (iv) not install Lines in the same sleeve, chaseway or other enclosure in close proximity with electrical wire, and not install PVC-coated Lines except as may be permitted by code, (v) thoroughly test any riser Lines to which Tenant intends to connect any Lines to ensure that such riser Lines are available and are not then connected to or used for telephone, data transmission or any other purpose by any other party (whether or not Landlord has previously approved such connections), and not connect to any such unavailable or connected riser Lines, and (vi) not connect any equipment to the Lines which may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, unless the Lines therefor (including riser Lines) are appropriately insulated to prevent such excessive electromagnetic fields or radiation (and such insulation shall not be provided by the use of additional unused twisted pair Lines). In addition, all such work shall be performed in a good and workmanlike manner and best industry practices and procedures, in accordance with all governmental requirements and in accordance with all provisions of the Lease respecting work to the Premises.

     4. CONDITION; PERMITS. Tenant has inspected the roof and agrees to accept the same hereunder "as is". Landlord does not represent or warrant that use of the roof hereunder will comply with any applicable federal, state, county or local Laws or ordinances or the regulations of any of their agencies, nor any covenants, conditions or restrictions that may apply to the Property, nor that the roof will be suitable for Tenant's purposes. Tenant agrees that Tenant shall at all times comply with any applicable federal, state, county or local laws or ordinances, pertaining to Tenant's use of the roof or the Roof Items, and all applicable covenants, conditions and restrictions. Tenant's failure or inability to obtain any necessary permits, approvals, variances or waivers respecting the Roof Items shall not excuse Tenant from any obligations under this Lease; any variances or waivers shall be subject to Landlord's prior written approval to determine whether such variances or waivers may limit any rights to place or maintain other roof items at the Property or otherwise adversely affect Landlord or the Property.

     5. ROOF OR OTHER PROPERTY DAMAGE; REMOVAL OF ROOF ITEMS. Tenant shall take all appropriate actions to prevent any roof or building leaks or other damage or injury to the Roof Space or the Property or contents thereof (collectively, "Property Damage") caused by Tenant's use of the Roof Space or its installation, use, maintenance or removal of the Roof Items, and shall promptly notify Landlord of any such Property Damage. In the event of any such Property Damage, Landlord may: (i) require that Tenant pay Landlord's reasonable costs for repairing such Property Damage within fifteen days after Landlord submits an invoice and reasonable supporting documentation therefor, or (ii) require that Tenant perform the necessary repairs in a good and workmanlike manner using a contractor designated or approved by Landlord at Tenant's expense within fifteen days after Landlord's notice. Upon termination of the Lease or this Exhibit, Tenant shall disconnect and remove the Roof Items, and, at Landlord's written election, any Lines installed by or for Tenant hereunder. If Tenant does not immediately remove the Roof Items or Lines when so required, Tenant hereby authorizes Landlord to remove and dispose of the same and Tenant shall promptly pay Landlord's reasonable charges for doing so. Any Lines not required to be removed pursuant to this Section shall, at Landlord's option, become the property of Landlord (without payment by Landlord).

     6. MISCELLANEOUS. Except to the extent expressly inconsistent herewith, all rights and obligations of the parties respecting the Premises under the Lease shall apply to the Roof Space and Roof Items, including, without limitation, obligations respecting compliance with laws, hazardous materials, repairs, casualty damage, indemnities and insurance (including waivers of insurers' subrogation rights). Landlord shall permit Tenant reasonable access to the roof for the purposes permitted hereunder, during normal business hours at the Property upon reasonable advance notice and scheduling through Landlord's management and security personnel. Access after normal business hours may be granted by Landlord in its reasonable discretion, and for such reasonable charges as Landlord shall impose. Landlord reserves the right to enter the roof, without notice, at any time for the purpose of inspecting the same, or making repairs, additions or alterations to the Property, or to exhibit the roof to prospective tenants, purchasers or others, or for any other reason not inconsistent with Tenant's rights hereunder. In connection with exercising such rights, upon ten days prior written or oral notice to Tenant's on-site manager (except that no notice shall be required in an emergency, e.g. to repair roof leaks associated with the Roof Space or Roof Items), Landlord may temporarily disconnect the Roof Items and/or move the Roof Items. Landlord also reserves the right, from time to time upon thirty days prior written notice to Tenant, to relocate the Roof Space and/or move or require that Tenant move the Roof Items, to another location or locations, provided: (i) Landlord shall use reasonable efforts to provide such other space that will be reasonably comparable and feasible for Tenant's purposes, and (ii) Landlord shall pay all reasonable, direct, out-of-pocket expenses incurred by Tenant in connection therewith (excluding lost profits of other consequential damages). Tenant may not assign or sublicense its rights under this Exhibit, nor let any other party tie into or use the Roof Items or the roof, and Tenant may not transmit or distribute signals through the Roof Items to any parties not affiliated with Tenant, and any attempt to assign, sublicense, transmit or distribute signals in violation of the foregoing shall be null and void. Tenant shall comply with all FCC requirements, and shall not use the roof or the Roof Items so as to interfere in any way with the ability of Landlord or its tenants and occupants of the Property and neighboring properties to receive radio, television, telephone, microwave, short-wave, long-wave or other signals of any sort, nor so as to interfere with the use of any antennas, satellite dishes or other electronic or electric equipment or facilities currently or hereafter located on the roof or any floor or area of the Property or other property. If Tenant violates this Exhibit, Landlord shall have the right to disconnect the Roof Items until the violations are cured (without limitation as to Landlord's other remedies under the Lease or at law or equity).

     7. BROKERS. Tenant hereby represents and warrants that Tenant has not dealt with any broker, salesman, agent or finder in connection with this Amendment, and agrees to defend, indemnify and hold Landlord, and its employees, agents and affiliates harmless from all damages, losses, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any broker, salesman, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with this Amendment.

     8. GUARANTORS. This Amendment is subject to, and conditioned upon, the written acceptance hereof by all guarantors of the Lease, who by signing below shall agree that their guarantee shall apply to the Lease as amended herein, unless such requirement is expressly waived in writing by Landlord.

     9. CONFIDENTIALITY. Tenant shall keep the content and all copies of this document and the Lease, all related documents or amendments now or hereafter entered, and all proposals, materials, information and matters relating thereto strictly confidential.

    10. LIMITATION OF LANDLORD'S LIABILITY. Tenant agrees to look solely to Landlord's interest in the Property for the enforcement of any judgment, award, order or other remedy under or in connection with the Lease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to the Property or Premises. Under no circumstances shall any present or future, direct or indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters. In no event shall Landlord be liable to Tenant for any consequential damages. If Landlord shall convey or transfer the Property or any portion thereof in which the Premises are contained to another party, such party shall thereupon be and become landlord hereunder, shall be deemed to have fully assumed all of Landlord's obligations under this Lease accruing during such party's ownership, and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer.

    11. WHOLE AMENDMENT; FULL FORCE AND EFFECT; CONFLICTS. This Amendment shall not be binding unless and until signed and delivered by both parties. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. As amended herein, the Lease between the parties shall remain in full force and effect; provided, this Amendment is intended to supersede any prior rights of Tenant to have any satellite dishes, antennas or other such equipment on the roof or other exterior areas of the Property, and all such provisions are hereby deleted. In case of any inconsistency between the provisions of the Lease and this Amendment, the latter provisions shall govern and control. This Amendment may be further modified only in writing signed by both parties.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.



           LANDLORD: CMD REALTY INVESTMENT FUND IV, L.P. [SEAL] an Illinois limited partnership

                     By:    CMD/Fund IV GP Investments, L.P.,
                            an Illinois limited partnership, its general partner

                            By: CMD REIM IV, Inc., an Illinois corporation, its general partner


                                   By:
                                       -----------------------------------------
                                   Name: Lee Moreland
                                         ---------------------------------------
                                   Its:  Vice President
                                         ---------------------------------------

           TENANT:   MESA AIR GROUP, INC. [SEAL]
                     a Nevada corporation

                     By: /s/ Lorin Carr
                         -----------------------------------------
                     Name: Lorin Carr
                           ---------------------------------------
                     Its:  Sr. Dir. Cust. Serv.
                           ---------------------------------------


                                  GUARANTORS:

-----------------          ---------------------------------------


-----------------          ---------------------------------------


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